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                                 EXHIBIT 10.45
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                       DATED THIS 2ND DAY OF JANUARY 2000

                                    BETWEEN

                                  TAN TIAN SIN
                           (NRIC No. 601110-04-5319)


                                 CHEW SIAU FONG
                           (NRIC No. 640714-04-5418)

                                      AND

                       TECHNOCHANNEL TECHNOLOGIES SDN BHD
                             (Company No. 426318-M)

              ---------------------------------------------------


                          SALE AND PURCHASE AGREEMENT
          [relating to 13,334 ordinary shares of Ringgit Malaysia One
             (RM1.00) only each in Pacific Office Supplies Sdn Bhd
                        (Company No. 354391-M) totalling
      Ringgit Malaysia Four Million Six Hundred and Sixty Six Thousand and
               Six Hundred and Sixty Seven (RM4,666,667-00) only]

              ---------------------------------------------------


                          MESSRS PEI ANIZA & PARTNERS
                             ADVOCATES & SOLICITORS
                              BLOCK G, UNIT G605
                     PHILEO DAMANSARA 1, NO 9, JALAN 16/11
                              OFF JALAN DAMANSARA
                              46350 PETALING JAYA
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THIS AGREEMENT is made this 1st day of January 2000 between TAN TIAN SIN (NRIC
No. 601110-04-5319) and CHEW SIAU FONG (NRIC NO. 640714-04-5418) both of No. 1,
Wisma MBG, Jalan PJS 11/8, Bandar Sunway, 46150 Petaling Jaya, Selangor Darul Ehsan (hereinafter referred to as "the Vendors") of the one part and TECNOCHANNEL TECHNOLOGIES SDN BHD (Company No. 426318-M) a company incorporated in Malaysia and having its registered office at Block G, Unit G-606, Phileo Damansara 1, No 9, Jalan 16/11 Off Jalan Damansara 16350 Petaling Jaya, Selangor (hereinafter referred to as "the Purchaser") of the other part.

WHEREAS:-

(1) Pacific Office Supplies Sdn Bhd (Company No. 354391-M), a company incorporated in Malaysia and having its registered office at No. 79M, Jalan Bunga Tanjung 6A, Taman Muda, Cheras, 56100 Kuala Lumpur (hereinafter referred to as "the Company") has an authorised share capital of Ringgit Malaysia One Hundred Thousand (RM100,000.00) only divided into One Hundred Thousand (100,000) ordinary shares of Ringgit Malaysia One (RM1.00) each of which Twenty Thousand (20,000) ordinary shares have been issued and are fully subscribed.

(2) The Company is presently involved in the business of selling stationery and other related products.

(3) The Vendors are the registered and beneficial owner of Thirteen Thousand Three Hundred Thirty-Four (13,334) ordinary shares of Ringgit Malaysia One (RM1.00) each in the issued and paid-up capital of the Company representing sixty six point sixty seven per centum (66.67%) of the issued and paid-up capital of the Company (hereinafter referred to as "the Sale Shares"). The respective shareholdings of the Vendors in the Company are as follows:

         (i)      TAN TIAN SIN       10,000 shares (50%)
         (ii)     CHEW SIAU FONG     10,000 shares (50%)


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(4)      The present directors of the Company (hereinafter referred to as "the
         Existing Directors") are the persons whose names and addresses appear in the First Schedule hereto.

(5) The Vendors are desirous of selling and the Purchaser is desirous of purchasing the Sale Shares upon the terms and conditions and on the basis of representations, warranties and undertakings hereinafter contained.

(6) The financial position of the Company as at 31st day of December, 1999 (hereinafter called "the Accounts Date") is as indicated in the audited Accounts of the Company annexed hereto and marked as Appendix I (hereinafter referred to as "the Accounts") which Account shall be subject to final adjustment on mutual agreement on completion of the due diligence exercise.

NOW IT IS HEREBY AGREED AND DECLARED as follows:

1.       DEFINITIONS

1.1 In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:-

         "Accounts"                 the audited balance sheet and profit account
                                    of the Company as at the Accounts Date and annexed hereto as Appendix I

         "Accounts Date"            the 31st December 1999;

         "Agreement"                this Agreement for the sale and purchase of
                                    the Sale Shares, and any such modifications, variations, amendments or additions, as the Parties to this Agreement may agree in writing from time to time;

         "Acquisition Date"         the date of this agreement i.e. 2nd January
                                    2000


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         "Business"           means the business of selling stationery and other
                              related products;

         "Business Day"       a day (excluding Saturday and Sunday) on which
                              banks are open for business in Malaysia;

         "Business Records"   means:

                              (a) all current marketing and customer files and customer lists of the Company;

                              (b) service promotional descriptive sales and application literature and other advertising material;

                              (c)   supplier lists; and

                              (d)   all records of the Service Contracts.

         "Companies Act"      means the Malaysian Companies Act 1965 and all
                              regulations made thereunder;


         "Company"            means PACIFIC OFFICE SUPPLIES (Company No.
                              354397-M) a company incorporated in Malaysia and having its registered office at No. 79M, Jalan
                              Bunga Tanjung 6A, Taman Muda, Cheras, 56100
                              Kuala Lumpur

         "Completion"         means the day when the events specified in Clause
                              5.2 occur;

         "Completion Date"    from the date of this Agreement (or such later
                              date as the parties may agree); means a date which is not later than nine (9) month(s)


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         "Conditions Precedent"    means the conditions of sale referred to in
                                   Clause 3 hereof:

         "Employees"               means the persons who are currently employed
                                   by the Company for the purposes of the
                                   Business and as listed in the Second Schedule hereto:

         "Encumbrance"             included any mortgage, charge, pledge, lien
                                   and any other encumbrance whatsoever;

         "Liabilities"             means all the liabilities of the business
                                   outstanding as at the Accounts Date as
                                   disclosed in the Accounts;

         "Purchase Price"          means the purchase price of the Sale Shares
                                   as determined in accordance with Clause 4.1 of this Agreement;

         "Purchaser's Solicitors:  means MESSRS PEI ANIZA & PARTNERS Advocates
                                   & Solicitors Block G, Unit G605, Phileo
                                   Damansara 1, No. 9, Jalan 16/11 off Jalan
                                   Damansara 46350 Petaling Jaya.

         "Sale Shares:             means all the Thirteen Thousand Three
                                   Hundred Thirty-Four (13,334) issued and
                                   fully paid shares of the Company owned by the Vendors which are to be sold to the Purchaser subject to the terms of this Agreement;

         "Service Agreements"      means the several current contracts entered
                                   into between the Company and the Employees;

         "Tax" means all forms of tax whether of Malaysia or elsewhere whenever imposed (including without limitation tax, income tax, property tax, sales tax, payroll tax,


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                                   withholding tax, profits tax, capital gains
                                   tax, capital transfer tax, development tax, development land tax, estate duty national insurance tax, stamp duty, capital duty, value added tax, custom or other import or export duties) and all statutory, governmental, state, provincial, local governmental or municipal impositions duties rates and levies and all penalties, charges, costs and interest relating thereto:

         "Warranties"              means the warranties as set out in the Third
                                   Schedule;

1.2      In this Agreement, unless the context otherwise requires:

         (a) words denoting the singular number include the plural and vice-versa;

         (b)      words denoting a gender include every gender;

         (c) words denoting natural persons include bodies corporate and unincorporated;

         (d) reference to clause and schedules are to clauses and schedules to this Agreement;

         (e) references to any legislation or to any provision of legislation shall include any modification or re-enactment of that legislation or any legislative provision substituted for, and all regulations and statutory instruments issued under such legislation and or provision, headings to the Clauses and Schedules of this Agreement are inserted for convenience only and shall not affect the construction or interpretation of this Agreement;

         (g) where a word or a phrase is defined, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;


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         (h)      references to any party to this agreement or any other
                  agreement or instrument shall include the party's successors and permitted assigns;

         (i) references to any agreement or instrument shall include references to such agreement or instrument as amended, novated, supplemental, varied or replaced from time to time;

         (j) references to Ringgit Malaysia or "RM" shall be taken as referring to amounts in Malaysian currency; and

         (k) all schedules and annexure to this Agreement and its recitals and all certificates and other agreements delivered pursuant to this Agreement shall form a part of this Agreement.

1.3 All warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally.

2.       AGREEMENT FOR SALE

2.1 The Vendors shall sell and the Purchaser shall purchase the Sale Shares for the consideration set out in Clause 4 hereof, free from all charges, debentures, encumbrances or liens and with all rights, benefits and advantages attached thereto including all rights to dividends and other distributions declared made and paid as from the Completion Date as hereinafter defined.

3.       CONDITIONS OF SALE

3.1 It is hereby expressly agreed between the parties hereto that this Agreement and the sale and purchase hereunder of Sale Shares in the Company is subject to and conditional upon the following:


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         (i)      the Vendors obtaining the approval of its board of directors for the transfer of the Sale Shares from the Vendors to the Purchaser or its nominee;

         (ii) the Vendors delivering a certified true copy or extract of such a resolution to the Purchaser on or before the Completion Date;

         (iii)    completion of satisfactory due diligence; and

         (iv) deposition of all relevant legal documentations as mentioned under Clause 5.1 herein

4. CONSIDERATION

4.1 The total consideration payable by the Purchaser to the Vendors for the Sale Shares shall be Ringgit Malaysia Four Million Six Hundred and Sixty Six Thousand and Six Hundred and Sixty Seven (RM4,666,667-00) only (hereinafter referred to as "the Purchase Price") and shall be payable by the Purchaser nine (9) months after the Acquisition Date by cash.

4.2 The parties hereby agree and confirm that in the event of any variation of the value of the revenue and net tangible assets of the Company upon completion of a satisfactory due diligence by more than three per centum (3%) from the value of the revenue and net tangible assets of the Company as the date of this Agreement, the Purchase Price as stated in Clause 4.1 above shall be renegotiated.

         There shall be no adjustment to the Purchase Price if such variation of the revenue and net tangible assets of the Company is less than three per centum (3%).

48.      DEVELOPMENT OF AN E-COMMERCE WEBSITE

         It is hereby agreed between the parties that the development and execution of a complete office supplies E-Commerce Website shall be undertaken and financed solely by the purchaser at no cost to the company.

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5.      COMPLETION

5.1     DOCUMENTS

        Notwithstanding any provisions to the contrary contained herein the Vendors shall at anytime between execution of this Agreement and the Completion Date deposit with the Purchasers Solicitors the following:-

        5.1.1 Share Certificates of the Sale Shares together with the relevant transfer forms duly executed for the same in favour of the Purchaser by September 30th 2000;

        5.1.2 letters of resignation of the Existing Directors of the Company to take effect by September 30th 2000 without the payment of any compensation or damages or any other payment of whatsoever nature arising from loss of office;

        5.1.3 a resolution in accordance with the Memorandum and Articles of Association of the Company approving the transfer of the Sale Shares from the Vendors to the Purchaser or its nominee or nominees and the registration of such transfer to take effect on the Completion Date subject only to the same being stamped at the expense of the Purchaser;

        5.1.4 a resolution of the respective Board of Directors of the Vendors approving the sale and transfer of the Sale Shares to the Purchaser;

        5.1.5 a resolution in accordance with the Memorandum and Articles of Association of the Company approving the appointments of the nominees of the Purchaser to the Board of Directors of the Company to take effect on the Completion Date;

5.2     COMPLETION

        5.2.1 Completion of the sale and purchase of the Sale Shares shall take place at the registered office of the Purchaser or at other places as may be determined by the Purchaser on the Completion Date whereupon:-


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                  5.2.1.1  the Purchaser's Solicitors are hereby expressly or irrevocably authorized to release all the documents referred to under Clause 5.1 hereof to the Purchaser; and

                  5.2.1.2 the Vendors shall cause the Company to give and deliver to and the Purchaser shall take delivery of the Business Records and the Service Contracts.

         5.2.2 Concurrently on the Completion Date BUT SUBJECT ALWAYS to the fulfilment of all the conditions of sale under Clause 3.1, the Purchaser's Solicitors shall release the Purchase Price to the Vendors Nine (9) months (i.e. September 30th 2000) after the Acquisition Date.

         5.2.3 Upon completion and satisfaction of the matters referred to in Clause 5.2.1 and Clause 5.2.2, beneficial ownership of the Sale Shares shall be vested on the Purchaser. However, the sales of the shares shall be binding upon signing of this agreement.

6.       EMPLOYEES

6.1 It is hereby acknowledged by the Purchaser that after Completion the Employees will continue to be employed by the Company in accordance with the prevailing terms and conditions and without any change in seniority of position.

7.       PENDING COMPLETION

7.1 With effect from the date of the execution of this Agreement hereof the Vendors hereby agree and undertake with the Purchaser:-

         7.1.1 that the Vendors shall use their best endeavours to carry on the business of the Company in a professional manner and shall not carry out or omit to carry out any act which is or will be detrimental to the business and affairs of the Company;


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         7.1.2    that no amendment whatsoever be made to the Memorandum and
                  Articles of Association of the Company without the prior written consent of the Purchaser.

         7.1.3 that the Company shall not issue or allot shares or create or issue any obligations or securities convertible into shares whether fully paid or otherwise to any persons including the Vendors themselves without the prior written consent of the Purchaser.

         7.1.4 that the Company shall not, (save and except expressly provided by this Agreement) consolidate or subdivide any shares, create any new class of shares, grant any options over shares or any rights to subscribe for shares or debentures or to convert any debentures or obligations into shares, alter any of the rights attached to any shares, reduce any share capital or otherwise re-organise or grant any rights in respect of the share capital in any way without the prior written consent of the Purchaser;

         7.1.5 that the Company shall not (save and except as disclosed to the Purchaser) in any way sell or dispose any part of its undertaking, property or assets in any manner howsoever save in the ordinary course of business without the prior written consent of the Purchaser;

         7.1.6 that the Company shall not (save and except in the ordinary course of business or as disclosed to the Purchaser) enter into any material or substantial transaction or incur any material or substantial liability, whether actual or contingent. For the purpose of this paragraph the term "transaction" includes guarantees and indemnities;

         7.1.7 that the Company will not without the consent of the Purchaser in any way depart from the ordinary course of its day to day business either as regards the nature or scope or manner in conducting the same;


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
         7.1.8 that the Company and all persons within the Vendors' control shall not carry out or otherwise do or omit to do anything which may cause or be likely to cause the licenses for the operations of the business of the Company to be suspended, withdrawn or jeopardise the renewal thereof;

         7.1.9 that since the Accounts Date and save and except for the dividend to be paid for the year ending December 31st 1999 amounting to fifty per centum (50%) of the audited retained earnings as at December 31st 1999 no dividend have been declared or paid and no distribution of capital made in respect of share capital of the Company and no loan
                  (otherwise than in the ordinary course of the day business or which is expressly provided by the terms of this Agreement) or loan capital of the Company has been repaid in whole or in part and before the Completion Date no such distribution made and no loan (otherwise than in the ordinary course of day to day business) or share or loan capital will be repaid in whole or in part save with the prior written consent of the Purchaser;

         7.1.10 that the Company is the sole beneficial owner and has a good and marketable title to all of the assets included in the Accounts and to all assets acquired thereafter prior to the Completion Date;

         7.1.11 that the Company have not done or omitted to do anything whereby any policy of insurance effected by it has or may become void or voidable and the Company will keep and maintain insurance cover in respect of its assets;

         7.1.12 that the Vendors shall not, without the Purchaser's knowledge and approval, on behalf of the Company or cause the Company to enter into any contracts or obligations whatsoever or incur any capital expenditure or grant any options and/or enter into any agreement for the sale of shares of the Company;


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
         7.1.13 that the Company shall not borrow any money other than in the ordinary and proper course of normal day to day business of the Company, as carried on at the date of the Agreement; and

         7.1.14 that the Company shall not make any material change to the remuneration or benefits which are now payable to its directors, officers or employees or any of them.


8.       VENDORS' WARRANTIES

8.1 Subject to the matters specified herein and in the Accounts (which matters the Vendors warrant to be true) and any matter or thing hereafter done or omitted to be done at the request in writing or with the approval in writing of the Purchaser, the Vendors hereby, to the best of his knowledge, information and belief, warrants and represents to the Purchaser in the terms set out in the Third Schedule hereto (which paragraphs of the Third Schedule shall not be in any way construed to be limited or restricted by reference or inference from the terms of any other paragraphs in the Third Schedule or the provisions of this Agreement) as terms and conditions of this Agreement and that insofar as any of the said terms and conditions relate in whole or in part to present or past matters of fact they shall be deemed to constitute representations upon the faith of which the Purchaser has entered into this Agreement.

8.2 The Vendors hereby warrants to the Purchaser that the warranties and representations set out in the Third Schedule will to the best of his knowledge, information and belief, be true as if given immediately prior to Completion with reference to facts then existing as well as at the date of this Agreement (where any matter occurs after execution of this Agreement which will cause the warranties not to be true, the Vendors shall immediately upon discovery of the same disclose to the Purchaser).

8.3 The Vendors will forthwith prior to the Completion disclose in writing any matter relating to the Company which becomes known to the Vendors between the date of this Agreement and Completion which is inconsistent with any of the said warranties or


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         representations or which is material to be known by any prudent purchaser of the Sale Shares.

8.4 In the event of any breach or non-fulfilment of any of the said warranties or representations whenever occurring, any breach or non-fulfilment of a material nature thereof or upon the happening or discovery of any event or circumstance which would render untrue or misleading any of the said warranties or representations or any warranty or representation of a material particular, the Purchaser shall be entitled to the following (without prejudice to and in addition to any remedies which the Purchaser may be entitled to in law or otherwise) upon failure by the Vendors to remedy any of the said breach or non-fulfilment within thirty (30) days of the written notice given by the Purchaser to the Vendors:

         8.4.1    If prior to Completion, to rescind this Agreement; or

         8.4.2    alternatively, to proceed with completion.

8.5 The Vendors agree that notwithstanding any investigation of the business assets and accounts of the Company made by or on behalf of the Purchaser, the Vendors will indemnify the Purchaser and keep the Purchaser harmless from and against any damages, deficiencies, losses, costs, liabilities and expenses (including reasonable legal fees and disbursements) resulting from or arising out of any breach of any of the representations, warranties, covenants and agreements made by the Vendors herein and from any claim for Tax against the Company arising from the circumstances occurring prior to Completion.

8.6 All undertakings, warranties, representations, indemnities and other obligations of whatsoever type given made or undertaken pursuant to this Agreement shall subject always to the provisions of Clause 8.7 below (except for any obligations fully performed prior to or at the Completion Date) continue in full force and effect notwithstanding completion of this Agreement.


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9.       NOTICES

9.1 Any notice or other document to be given under this Agreement and all other communications between the parties with respect to this Agreement shall be in writing and may be given or sent by:

         9.1.1  hand; or

         9.1.2  registered post, or other fast postal service; or

         9.1.3  telex, facsimile or other electronic media,

         to the other party at the addresses or facsimile transmission numbers set out below or such other person, addresses or facsimile transmission numbers as either party may give notice of to the other:-

         (i)      For the Vendors:
                  No. 1, Wisma MBG, Jalan PJS 11/8,
                  Bandar Sunway, 46150 Petaling Jaya, Selangor Darul Ehsan
                  Attention: Mr. TAN TIAN SIN

         (ii)     For the Purchaser:
                  TECNOCHANNEL TECHNOLOGIES SDN BHD
                  Block G, Unit G-606, Phileo Damansara 1,
                  No 9, Jalan 16/11 Off Jalan Damansara
                  46350 Petaling Jaya, Selangor
                  Attention: Mr T.S. WONG

9.2      All such notices and documents shall be in the English language.

9.3 Any notice or other document shall be deemed to have been duly served upon and received by the addressee -


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
         9.3.1    if delivered by hand, at the time of delivery;

         9.3.2 if sent by registered post, or other fast postal service, within three (3) days of despatch; and

         9.3.3 in the case of telegram, telex or facsimile, on a business day immediately following the date of the telegram, telex or facsimile transmission, as the case may be, to be authenticated by the receipt by the sender of a transmission controlled report appearing on its face to emanate from the sendees machine showing the answer-back code of the recipient, the relevant number of pages, the correct facsimile number of the recipient and the result of the transmission being described as "O.K." or any equivalent description indicating that the communication has been properly transmitted.

9.4 In proving the giving of a notice or any other document under or in respect of this Agreement it shall be sufficient to show;

         9.4.1 in the case of registered post or other fast postal service, that the notice or other document was contained in an envelope which was duly addressed and posted; or

         9.4.2 in the case of facsimile transmission or telex or other electronic media was duly transmitted from the despatching terminal as evidenced by a transmission report generated by the despatching terminal.

9.5 No change in the address of the parties hereto as specified in sub-clause 9.1 howsoever brought about shall be effective or binding on either party unless that party has given to the other actual notice of such change of address.


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
10.      MISCELLANEOUS

10.1     Agreement to Subsist

10.1.1 Notwithstanding the completion of the sale and purchase of the Sale Shares, the provisions warranties undertakings and agreements contained herein shall continue thereafter to subsist for so long as may be necessary for the purpose of giving effect to each and every of these clauses in accordance with the terms hereof.

10.2     Assignment

10.2.1 The parties hereto shall not assign or otherwise part with their rights and interests in this Agreement provided always that the Purchaser may transfer the Sale Shares to any of the Purchaser's subsidiary or related or associated companies as allowed under the Companies Act 1965.

10.3     Entire Agreement

10.3.1 This Agreement (together with any documents referred to herein) constitutes the entire agreement between the parties hereto and it is expressly declared that no variation hereof shall be effective unless made in writing.

10.4     Specific Performance

10.4.1 The parties hereto shall be entitled to specific performance of the sale and purchase of the Sale Shares herein.

10.5     Rescission

10.5.1 Any right of rescission conferred upon a party herein shall be in addition to and without prejudice to all other rights and remedies available to it and no exercise or failure to exercise such a right shall constitute a waiver by it of any such right or remedy.

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
         10.6     COSTS

         10.6.1 Each party to this Agreement shall pay their own solicitors costs of and incidental to this Agreement and the sale and purchase hereby agreed to be made and the Stamp Duty for the transfer of shares and any other incidental cost thereto shall be borne solely by the Purchaser.

         10.7     EFFECT OF HEADINGS

         10.7.1 The headings and sub-headings in this Agreement are inserted for convenience only and shall not be considered in construing the provisions of this Agreement.

         10.8     SCHEDULES

         10.8.1 The Schedules hereto shall have full effect and shall be read as part and parcel of this Agreement as if they were incorporated.

         10.9     BINDING

         10.9.1 THIS AGREEMENT shall be binding upon and inure for the benefit of the respective permitted assigns and successors-in-title of the parties.

         10.10    GOVERNING LAW

         10.10.1 The validity, performance, interpretation and effect of the terms and conditions of this Agreement shall be governed by and construed in all respects in accordance with the laws of Malaysia and each party hereto shall duly submit to the non-exclusive jurisdiction of the Malaysian Courts.

         10.11 Any dispute arising out of or in connection with this Agreement shall be referred to the jurisdiction of the Courts of Malaysia.


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
IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals the day and year first above written.


Signed by                                 )

TAN TIAN SIN                              )   /s/ TAN TIAN SIN
(NRIC No. 601110-04-5319)                 )
                                          )
CHEW SIAU FONG                            )   /s/ CHEW SIAU FONG
(NRIC No. 640714-04-5418)                 )

in the presence of:-                      )   /s/  [Signature illegible]



Signed by                                 )
                                          )
for and on behalf of                      )   /s/  T.S. Wong

TECHNOCHANNEL TECHNOLOGIES SDN BHD        )

(Company No. 426318-M)                    )

in the presence of:-                      )   /s/  [Signature illegible]

                      THE FIRST SCHEDULE ABOVE REFERRED TO
   (which is taken read and construed as an essential part of this Agreement)

                                 THE DIRECTORS

TAN TIAN SIN (NRIC NO. 601110-04-5319)

CHEW SIAU FONG (NRIC NO. 040714-04-5440)

                     THE SECOND SCHEDULE ABOVE REFERRED TO
   (which is taken read and construed as an essential part of this Agreement)

                             THE LIST OF EMPLOYEES

Name                       Designation                Length of Service
Sales Department
TAN TIAN KUAN              Sales Manager              10 Years
TAN TIAN GOH               Sales Manager              10 Years
TAN ENG CHUAN              Sales Executive             5 years 9 months
LEE CHEE SUM               Sales Executive             9 months
TAN YIN HO                 Sales Executive             8 months
WONG YONG CHAN             Sales Executive             1 1/2 months
VOO TIAN FATT              Sales Executive             1 month
TAN SIEW HWA               Sales Coordinator           5 years 3 months
ROHAYAH BT DEGHAFAR        Sales Coordinator           2 years 10 months
WANG KIN YAN               Sales Coordinator           7 months
NORAMIZA BT ABD RAZAK      Processing Clerk            6 months

Operation
TAN SIEW CHAN              Operation Executive        10 months

Purchasing Department
CHEW FEI FEI               Procurement Executive       4 years 5 months
TAN TECK MEE               Purchasing Assistant        4 months

Admin Department
TAN OOI LING               Sales Administrator         2 months
MUHAMMAD KHAIRUL B         Despatch Clerk              8 months
CHE HARUN

Accounts Department
LIM HSIA HWA                       Account Executive            2 years 3 months
BONG KUI CHIN                      Account Clerk                3 years 3 months

Store Department
KUMAR A/L ARUMGAN                  Store Supervisor             3 years
MAH KA YIP                         Store Assistant
CHANDRA SEGERAN A/L RENGIAH        Store Supervisor             3 years 3 months

Van Driver
MURUGAN A/L KHRISHNAN              Van Driver                   4 years
JAINUL ABIDEEN BIN                 Van Driver                   3 years 4 months
ABDUL GAFFOOR
BURHAM BIN AMAT                    Van Driver                   2 years 7 months
ABDUL RAHMAN B MOHD SALLEH         Van Driver                   7 months
ABDULLAH SIDEK B AHMAD             Van Driver                   7 months
ZAIAZMI B ZAINUL ABIDIN            Van Driver                   7 months
CHANDRAN A/L PERIANICKEN           Van Driver                   3 months
ASAT BIN HARUN                     Van Driver                   1 month
KUMARESAN A/L KARUPANNAN           Van Driver

Attendant
RANJIT A/L SUBRAMANIAM             Attendant                    2 years 6 months

                      THE THIRD SCHEDULE ABOVE REFERRED TO

   (which is taken read and construed as an essential part of this Agreement)

                         WARRANTIES AND REPRESENTATIONS

THE VENDORS

1.       Vendors' Authority

         (a) The Vendors have authority and power to enter into and perform this Agreement.

         (b) This Agreement constitutes valid and binding obligations of the Vendors in accordance with its terms.

         (c) There is no outstanding indebtedness or other liability (actual or contingent) owing by the Company to the Vendors or any director of or any person connected with the Vendors, nor is there any indebtedness owing to the Company by such person.

         (d) The Vendors warrant and represent that in the event there are contingent liabilities, capital or burdensome commitments, deferred taxation and any other liabilities arising from contracts entered into by the Vendors with others which have not been disclosed hereunder as at the Accounts Date, the Vendors agree that they shall fully bear the same.


THE COMPANY

2.       Sale Shares

         (a) The Vendors are the registered and beneficial owner of the number of Sale Shares and is entitled to sell and transfer the full legal and beneficial ownership of the same to the Purchaser.

         (b) Subject to the Agreement, there is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrances over or affecting any of the Sale Shares or any of the paid up capital of the Company and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing.

         (c) The Sale Shares comprise sixty six point sixty seven percentum (66.67%) of the registered capital of the Company and the rights and interest in the Company.

3.       Memorandum and Articles of Association

         (a) The copy of the Memorandum and Articles of Association provided to the Purchaser is accurate and complete in all respects.

         (b) The Company has complied with its Memorandum and Articles of Association in all respects.

4.       Options

         Subject to this Agreement, there is no agreement or commitment outstanding which accords to any person the right to call for any right or interest in the Company.

5.       Law

         (a)      The Company:

                  (i) is duly incorporated and organised and validly exist in good standing under the laws of Malaysia and has all the necessary power, authority and capacity to:

                           (1) own or otherwise hold its property and assets (including, without limitations, the property and assets shown in its balance sheet); and

                           (2)      carry on its business as presently
                                    conducted; and

                  (ii) has conducted its business in all material respects in accordance with all applicable laws and regulations of Malaysia.

         (b) There is no order, decree or judgment of any court or any Governmental Agency in Malaysia or any foreign country outstanding against the Company or which may have a material adverse effect upon the assets or business of the Company.

6.       Licences

All necessary licences, consents, permits and approvals:

         (a) have been obtained by the Company to enable it to carry on its business effectively in the manner which such business is now carried on; and

         (b) are valid and subsisting and there is no reason why any of them will be suspended, cancelled or revoked.

ACCOUNTS AND RECORDS

7.       Books and Records

All accounts, books, ledgers and financial and other records of the Company;-

         (a) have been fully, properly and accurately maintained in all material respects;

         (b)     are in the possession of or under the control of the Company;
                 and

         (c) contain true and accurate records of all matters required by law to be incorporated.

8.       The Accounts

The Accounts:-

         (a) have been prepared in accordance with the requirements of all relevant statutes and approved accounting standards consistently applied in Malaysia;

         (b) show a true and fair view of the assets and liabilities of the Company as at the Accounts Date and the profits of the Company for the year ended on the Accounts Date;

         (c) disclose and make proper provision or reserve for or note all contingent liabilities, capital or burdensome commitments and deferred taxation; and

         (d) disclose and make full provision or reserve for all actual liabilities.

9.       Returns

         All returns, particulars, resolutions and other documents required under any legislation to be delivered on behalf of the Company to the authorities responsible for regulating corporate entities in Malaysia or to any other authority whatsoever have been properly made and delivered.

BUSINESS

10.      Business since the Accounts Date

10.1     Since the Accounts Date:-

         (a) there has been no interruption or alteration in the nature, scope or manner of the business which business of the Company and such business has been carried on lawfully and in the ordinary and proper course of business so as to maintain it as a going concern;

         (b) there has been no material adverse change in business and there has been no damage or destruction affecting the Company's business or its assets;

         (c) the Company has not acquired, sold, transferred or otherwise disposed of any asset of any nature or cancelled or waived or released or discounted in whole or in part any debts or claims, except in the ordinary and proper course of business;

         (d) the Company has not knowingly waived or released any rights which are of a material or substantial value;

         (e) no distribution of capital has been declared, made or paid in respect of any share of the Company; and

         (f) the Company has not incurred or become subject to any liability or obligation (absolute or contingent), except current liabilities and obligations incurred under those contracts entered into by it in the ordinary and proper course of business.

11.      Consequence of Purchase

         The Company is not a party to, nor is it bound or affected by or subject to, any statute, legislation, regulation, judgment, order, decree or law which would be violated, contravened or under which default would occur, as a result of the purchase of the Sale Shares by the Purchaser or complied by the Company with the terms of this Agreement, and such purchase or compliance will not:-

         (a) result in the Company losing the benefit of any right or privilege it presently enjoys;

        (b) result in any present or future indebtedness of the Company becoming due or capable of being declared due and payable prior to its stated maturity; or

        (c) give rise to or cause to become exercisable any right of pre-emption.


12.     Insurance

        (a) All assets of the Company which are of an insurable nature have at all times been and are insured in accordance with good commercial practice.

        (b) The Company has at all times been adequately insured against accident, third party, public liability and other risks normally covered by insurance.

        (c) Nothing has been done or omitted to be done by or on behalf of the Company which would make any policy of insurance void or voidable or enable the insurers to avoid any claim made under such policies of insurance.

        (d) The Company has not suffered any uninsured extraordinary or unusual losses nor waived any rights of material or substantial value nor allowed any insurance to lapse.

        (e) There are no existing circumstances which might lead to liability under any such policies of insurance being avoided by the insurers.

ASSETS

13.     Charges

        (a) The Company is the owner of and has good title to all assets included in the Accounts.

         (b) All assets which have been acquired by the Company since the Accounts Date or after the Accounts Date are not subject to any encumbrances or is the subject of any agreement or commitment to give or create any encumbrances other than those encumbrances specified in the Accounts.

         (c) Since the Accounts Date, the assets of the Company have been in the possession of or under the control of the Company.

14.      Intellectual Property

         (a) The Company has not disclosed to any person to whom disclosure would be improper, of any of its know-how, trade secrets, technical processes, lists of customers or suppliers, or other confidential information.

         (b) The Company is not using any processes which involve the exercise of rights covered by patent or other rights of third parties.

         (c) The Company's activities do not infringe any intellectual property rights of any third party.

CONTRACTS
15.      General

         The Company is not a party to:-

         (a) any contract for hire or rent, hire-purchase or purchase by way of sale or credit sale otherwise than in the ordinary and proper course of business; and

         (b) any other contract or instrument involving or likely to involve obligations or liabilities which by reason of their nature or magnitude ought reasonably to be made known to the Purchase as intending Purchaser of the Sale Shares.

16.      Powers of Attorney

There are no powers of attorney given by the Company which are currently in force.

17.      Insider Contracts

         (a) There is no agreement or arrangement outstanding to which the Company is a party and in which the Vendors or any Director or any person connected with any of them is or has been interested, whether directly or indirectly.

         (B) The Company is not a party to, and its profits or financial position have not been affected by any agreement or arrangements which is not entirely on an arm's length nature.

EMPLOYEES

18.      Disputes and Employees


         There is no existing, threatened or pending industrial dispute involving the Company and/or any of its employees and there is no arrangement between the Company and any trade union or Organisation representing any such employees.


TAX

19.      Returns

         The Tax returns which ought to have been made by or in respect of the Company for any corporate income tax have been made and are up-to-date, correct and have been made and filed are not the subject of any dispute with the Inland Revenue or other appropriate authorities and there is no circumstances which are likely to give rise to any such dispute.

20.      Provision

         (a) The provision made on the Accounts are sufficient to cover all Tax in respect of all accounting periods ended on or before the Accounts Date for which the Company may at any time hereafter become liable.

         (b) Proper provision or reserve for deferred Tax in accordance with generally accepted accounting principles and standards has been made in the Accounts.

21.      GENERAL

21.      Accuracy of Information

         (a) The Information provided in this Agreement and in the accounts is true and accurate in all material respects.

         (b) All written information given to the Purchaser and its professional advisers by the officers or employees of the Vendors or the Company, the Vendors' professional advisers and the Company's advisers during the negotiations prior to this Agreement was, when given, and remains (insofar as not superseded by information subsequently supplied by the Vendors) true and accurate in all material respects and all documents supplied have been true and complete copies of such documents.

                                   APPENDIX I

   (which is taken read and construed as an essential part of this Agreement)

                                  THE ACCOUNTS

[***]

                                                               RM

[***]                                                      [***]


[***] Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.